Exhibit 23.9
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to Registration Statement No. 333-144239 on Form S-4 of Tropicana Entertainment, LLC of our report dated July 13, 2007 relating to the Statement of Direct Revenues and Expenses of Desert Palace, Inc for the period from January 1, 2005 through June 10, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
DELOITTE & TOUCHE LLP
Las Vegas, Nevada
October 16, 2007
/s/ Deloitte & Touche LLP